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                                  [letterhead]

May 14, 1996

Board of Directors
Molecular Biosystems, Inc.
10030 Barnes Canyon Road
San Diego, California 92121

                     Re: Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Molecular Biosystems, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (Registration No. 333-02389), of 3,450,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), of which 3,000,000 Shares are to be offered for sale in a public offering underwritten by Donaldson, Lufkin & Jenrette Securities Corporation, Oppenheimer & Co., Inc., Vector Securities International Inc. and other underwriters (the "Underwriters") and 450,000 Shares are intended to cover the Underwriters' over-allotments, if any.

     As such counsel, we have examined the Registration Statement (including the prospectus which is part of the Registration Statement), as amended to date, the Company's certificate of incorporation and by-laws, each as amended to date, minutes of meetings and records of proceedings of the Company's Board of Directors and shareholders (including, but not limited to, the Consents of Directors dated April 3 and April 22, 1996, respectively, each signed by all of the Company's directors, pursuant to which, in accordance with section 141(f) of the Delaware General Corporation Law, the Company's Board of Directors adopted certain resolutions without the necessity of formal meetings of the Board of Directors), and such other matters of fact and questions of law as we have considered necessary to form the basis of our opinion. In the course of this examination, we have assumed the genuineness of all signatures, the authenticity of all documents and certificates submitted to us as originals by representatives of the Company, public officials and third parties, and the conformity to and authenticity of the originals of all documents and certificates submitted to us as copies.

     On the basis of our examination, we are of the opinion that the Company has duly authorized the issuance of the Shares and that, when issued and delivered to the Underwriters against payment in accordance with the underwriting agreement to be entered into by the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Oppenheimer & Co., Inc. and Vector Securities International Inc., as representatives of the several underwriters to be named in Schedule I to the underwriting agreement, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of our opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ JOHNSON AND COLMAR

                                          --------------------------------------
                                          Johnson and Colmar